77 Q 1- Exhibits

QUESTION 77 C - Matters submitted to a vote of security holders: Incorporated by reference all proxy materials filed with the Securities and Exchange Commission on February 18, 1998, April 3, 1998 and April 7, 1998.


                         REPORT OF INSPECTOR OF ELECTION
                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

I, the undersigned Inspector of Election at the Annual Meeting of Shareholders of Templeton Vietnam Opportunities Fund, Inc. (the "Fund") scheduled for March 31, 1998 and adjourned to April 23, 1998, have duly canvassed the vote of the Shareholders for the Proposals set forth in the Notice of the Meeting and report thereon, as follows:

I hereby submit a list of Shareholders, together with proxies representing a total of 3,184,165 Shares or 68.02% of those eligible to vote on the record date, February 12, 1998, representing a quorum.

Of the above, the following is noted:

1. The election of four (4) Directors:


                                                      % OF OUTSTANDING                             % OF OUTSTANDING
    TERM EXPIRING 2000:                 FOR                 SHARES          % OF SHARES VOTED       WITHHELD            SHARES
    -------------------                 ---                 ------          -------------------      --------            ------
    Harris J. Ashton                 3,037,355              64.88%                 95.39%              146,810            3.14%
    Nicholas F. Brady                3,032,090              64.77%                 95.22%              152,075            3.25%
    S. Joseph Fortunato              3,036,286              64.86%                 95.36%              147,879            3.16%
    Edith E. Holiday                 3,032,217              64.77%                 95.23%              151,948            3.25%

2. The approval or rejection of (i) an amendment to the Fund's investment policies to enable the Fund to invest more broadly in other countries located in Southeast Asia, while continuing to focus its investment program on Vietnam, and (ii) a corresponding amendment to the Fund's Articles of Incorporation to change the Fund's name to "Templeton Vietnam and Southeast Asia Fund, Inc.":

                                     NO. OF SHARES              % OF OUTSTANDING SHARES            % OF SHARES VOTED
                                    --------------             ------------------------            -----------------
    FOR                                  2,441,921                         52.17%                        97.86%
    AGAINST                                 53,423                          1.14%                         2.14%
    ABSTAIN                                 72,588                          1.55%                        -
    BROKER NON-VOTES                       616,233                       13.16%                          -
                                  -----------------                     ----------                   -----------
    TOTAL                                3,184,165                         68.02%                       100.00%


3. The ratification or rejection of the selection of McGladrey & Pullen, LLP, as independent auditors for the Fund for the fiscal year ending March 31, 1998:


                                     NO. OF SHARES              % OF OUTSTANDING SHARES            % OF SHARES VOTED
                                     ---------------            ------------------------           -----------------
    FOR                                  3,045,018                         65.05%                        99.25%
    AGAINST                                 22,863                          0.49%                         0.75%
    ABSTAIN                                116,282                          2.48%                        -
    BROKER NON-VOTES                             2                        0.00%                          -
                                  -----------------                      ---------                   -----------
    TOTAL                                3,184,165                         68.02%                       100.00%





page


4. The transaction of any other business as may properly come before the meeting:


                                     NO. OF SHARES              % OF OUTSTANDING SHARES            % OF SHARES VOTED
                                   ---------------              -----------------------            -----------------
FOR                                      2,948,221                         62.98%                        96.21%
AGAINST                                    116,242                          2.48%                         3.79%
ABSTAIN                                    119,702                          2.56%                        -
BROKER NON-VOTES                                 0                        0.00%                          -
                                  -----------------                      ---------                   -----------
TOTAL                                    3,184,165                         68.02%                       100.00%
